Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

February 5, 2010

Westway Group, Inc.

365 Canal Street, Suit 2900

New Orleans, LA 70130

Re:                               Resale Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as counsel to Westway Group, Inc., a Delaware corporation (“Westway”), in connection with the preparation and filing of the Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2010 under the Securities Act of 1933, as amended (the “Securities Act”), and amended pursuant to Amendment No. 1 thereto filed today (such registration statement, as so amended, the “Registration Statement”), relating to the registration under the Securities Act by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of the proposed resale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to up to 21,198,889 shares of Class A Common Stock, par value $0.0001 per share (such shares of Class A Common Stock, the “Shares”).

The Registration Statement provides that the Shares may be offered for resale in one or more offerings in amounts and at prices and on terms as may be determined at the time of the offering, to be set forth, if necessary, in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).  This opinion letter is being furnished to Westway in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares as set forth below.

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EUROPE  Brussels  London  Luxembourg  Munich  Paris  ASIA  Beijing  Hong Kong

As such counsel, we have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion.  With your consent, we have relied upon certificates and other assurances of officers of Westway as to factual matters without having independently verified such factual matters.  In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than Westway and its subsidiaries).

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares offered pursuant to the Registration Statement and any appropriate Prospectus Supplement: (i) the resolutions authorizing Westway to register the sale of the Shares on behalf of the Selling Stockholders will remain in effect and unchanged at all times during which the Shares are sold pursuant to the Registration Statement; (ii) at least par value was paid for the Shares; (iii) the terms of the sale of the Shares (x) will have been duly established in accordance with all applicable laws and the certificate of incorporation and bylaws of Westway (collectively, the “Charter”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter (subject to the further assumption that the Charter has not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon Westway and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over Westway; (iv) the Shares and any certificates representing the Shares, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor; (v) any relevant purchase agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than Westway); (vi) the Registration Statement (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462, will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (vii) if necessary, an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Shares offered thereby; (viii) the Shares shall be sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and any applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; and (ix) in the case of an agreement or instrument pursuant to which any Shares are to be sold, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP